Exhibit 10.1

TERMINATION OF TOLLING AND STANDSTILL AGREEMENT

THIS TERMINATION OF TOLLING AND STANDSTILL AGREEMENT (this “Termination Agreement”) is made and entered into by Overstock.com, Inc. (“Overstock”) and the Overstock.com, Inc. Employee Benefits Committee (the “Committee”), on behalf of the Overstock.com, Inc. 401(k) Plan (the “Plan”), on and to be effective as of October 14, 2010.

WHEREAS, on August 31, 2009 Overstock and the Committee entered into a Tolling and Standstill Agreement (the “Agreement”) for the benefit of certain participants in the Plan who acquired shares of Overstock Common Stock in Plan accounts between July 1, 2008 and June 30, 2009; and

WHEREAS, Overstock has completed a registered rescission offer to such participants in the Plan as contemplated by Section 1 of the Agreement; and

WHEREAS, the Committee serves as the Administrator of the Plan, and is authorized to take such actions with respect to the Plan as may be deemed necessary or appropriate by the Committee; and

WHEREAS, the Committee, on behalf of the Plan, and Overstock (the “Parties”) believe that the Agreement has served the purpose for which it was intended, and desire to terminate the Agreement; and

WHEREAS, each of the Parties has the right, pursuant to Section 2 of the Agreement, to terminate the Agreement unilaterally as set forth therein, but each desires instead to terminate the Agreement by mutual agreement as set forth herein;

NOW THEREFORE, the Parties agree as follows:

1. Termination of Agreement. The Parties hereby mutually agree to terminate the Agreement, effective as of October 14, 2010.

2. Filing of Termination Agreement. Overstock does not consider either the Agreement or this Termination Agreement to be a material contract that would require filing under Item 1.01 of Form 8-K or otherwise.  However, Overstock filed the Agreement as an exhibit to an Item 8.01 Form 8-K on August 31, 2009, and intends to file this Termination as an exhibit to a similar Form 8-K or otherwise.

Executed on the date first written above.

OVERSTOCK.COM, INC.

By:	/s/ Patrick M. Byrne
Name:	Patrick M. Byrne
Title:	Chief Executive Officer

OVERSTOCK.COM. INC. 401(K) PLAN
By: Overstock.com, Inc. Employee Benefits Committee

By:	/s/ Jonathan E. Johnson III
Jonathan E. Johnson III
Committee Member